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                                                                   Exhibit 99.1


For Immediate Release:

Contacts:
---------
Stephen J. Schoepfer, President & COO
JAG Media Holdings, Inc.
(888) 828-4174
steve@jagnotes.com

  JAG Media Holdings, Inc. Announces Change of Effective Date for Amendment of
                 Articles of Incorporation and Recapitalization


Boca Raton, FL, May 21, 2004 - JAG Media Holdings, Inc. (OTCBB: JGMHA) announced today that it has decided to extend the effective date for its recently adopted recapitalization from the close of business today, May 21, 2004 to the close of business on June 4, 2004. The Company believes this extension will facilitate a smoother transition and allow the Company and its new transfer agent, Transfer Online, to better coordinate final matters for the handling of the upcoming recapitalization.

The Company will notify shareholders shortly regarding the procedures for implementing the mandatory exchange of their shares. Until such notification, stockholders should not send any certificates to the Company or its transfer agent for exchange.

About JAG Media Holdings, Inc.

JAG Media Holdings, Inc. is a provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company's website is located at www.jagnotes.com.


Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

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